UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Corporate Parkway, Center Valley, Pennsylvania 18034
(Address of principal executive office) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

On May 5, 2025, Shift4 Payments, Inc. (the “Company”) issued 10,000,000 shares, or $1,000,000,000 aggregate liquidation preference, of its new class of 6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share (the “Series A Mandatory Convertible Preferred Stock”), pursuant to a previously announced underwritten public offering (the “Offering”). The Company granted the underwriters of the Offering an option, which is exercisable within 30 days after April 30, 2025, to purchase up to an additional 1,250,000 shares of Series A Mandatory Convertible Preferred Stock solely to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions. The Series A Mandatory Convertible Preferred Stock issued on May 5, 2025 includes 1,250,000 shares of Series A Mandatory Convertible Preferred Stock issued pursuant to the full exercise by the underwriters of such option. In connection with the issuance of Series A Mandatory Convertible Preferred Stock, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State on May 5, 2025, to establish the designations, powers, preferences and rights of the Series A Mandatory Convertible Preferred Stock and the qualifications, limitations and restrictions thereof. The Certificate of Designations became effective upon such filing.

The Series A Mandatory Convertible Preferred Stock will rank senior to the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), Class B common stock, $0.0001 par value per share and Class C common stock, $0.0001 par value per share, with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, the holders of the Series A Mandatory Convertible Preferred Stock (the “Preferred Stockholders”) will be entitled to receive payment for the liquidation preference of, and all accumulated and unpaid dividends on, their Series A Mandatory Convertible Preferred Stock out of the Company’s assets or funds legally available for distribution to its stockholders, after satisfaction of liabilities to the Company’s creditors and holders of shares of any of the Company’s liquidation senior stock and before any such assets or funds are distributed to, or set aside for the benefit of, holders of any junior stock (including the Class A Common Stock).

The Series A Mandatory Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to 6.00% on the liquidation preference thereof. Subject to the rights of holders of any of the Company’s dividend senior stock, dividends on the Series A Mandatory Convertible Preferred Stock will be payable when, as and if declared by the Company’s board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2025 and ending on, and including, May 1, 2028. Declared dividends on the Series A Mandatory Convertible Preferred Stock will be payable, at the Company’s election, in cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock. If the Company elects to pay any portion of a declared dividend in shares of Class A Common Stock, then those shares will be valued at 97% of the average of the daily volume-weighted average price per share of Class A Common Stock over the five consecutive trading days beginning on, and including, the sixth scheduled trading day immediately before the related dividend payment date. However, the number of shares of Class A Common Stock that the Company will deliver as payment for any declared dividend will be limited to a maximum number equal to the total dollar amount of the declared dividend (including any portion thereof that the Company has not elected to pay in shares of Class A Common Stock) divided by the “floor price,” which initially is equal to $28.63 per share and is subject to customary anti-dilution adjustments. If the number of shares that the Company delivers is limited as a result of this provision, then the Company will, to the extent it is legally able to do so, declare and pay the related deficiency in cash.

In certain cases where the Company has not declared and paid accumulated dividends in full on the Series A Mandatory Convertible Preferred Stock, then, subject to limited exceptions, the Company will be prohibited from declaring or paying dividends on or repurchasing any shares of Class A Common Stock or other junior securities.

Unless previously converted or redeemed, each outstanding share of Series A Mandatory Convertible Preferred Stock will automatically convert, for settlement on or about May 1, 2028, into not less than 0.9780 and not more than 1.2224 shares of Class A Common Stock, in each case, subject to customary anti-dilution adjustments (such amounts, as so adjusted, the “Minimum Conversion Rate” and the “Maximum Conversion Rate,” respectively). The conversion rate that will apply to mandatory conversions will be determined based on the average of the daily volume-weighted average prices over the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately before May 1, 2028. The conversion rate applicable to mandatory conversions may in certain circumstances be increased to compensate the Preferred Stockholders for certain unpaid accumulated dividends.

The Preferred Stockholders will have the right to convert all or any portion of their shares of Series A Mandatory Convertible Preferred Stock at any time before the close of business on the “Mandatory Conversion Date” (as defined in the Certificate of Designations). Early conversions that are not in connection with certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Certificate of Designations) will be settled at the Minimum Conversion Rate. In addition, the conversion rate applicable to such an early conversion may in certain circumstances be increased to compensate Preferred Stockholders for certain unpaid accumulated dividends.

If a “Make-Whole Fundamental Change” (as defined in the Certificate of Designations) occurs, then Preferred Stockholders will, in certain circumstances, be entitled to convert their Series A Mandatory Convertible Preferred Stock at an increased conversion rate for a specified period of time and receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.

The Company intends to use the net proceeds from the Offering, proposed additional permanent debt financing of up to $1,735.0 million, together with cash on its balance sheet for (i) the payment of a portion of the cash consideration due in respect of the Company’s previously announced acquisition of Global Blue Group Holding AG (the “merger”) and related fees, costs and expenses and/or (ii) general corporate purposes, including repayment of debt, other strategic acquisitions and growth initiatives. If the merger is terminated in accordance with its terms or the Company’s board of directors determines, in its reasonable judgment, that the closing of the merger will not occur, or if neither of such events have occurred by 5:00 p.m., New York City time, on September 30, 2025 (or February 16, 2026, if the “End Date” is extended pursuant to the transaction agreement for the merger) but the merger has not closed as of such time, then the Company may exercise its option to redeem all, but not less than all, of the Series A Mandatory Convertible Preferred Stock. If the average of the last reported sale prices per share of Class A Common Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice does not exceed the “Minimum Conversion Price” (as defined in the Certificate of Designations), then the redemption price per share of Series A Mandatory Convertible Preferred Stock will consist of cash in an amount equal to the liquidation preference per share plus accumulated and unpaid dividends to, but excluding, the redemption date. If such average of the last reported sale prices per share of Class A Common Stock exceeds the “Minimum Conversion Price” (as defined in the Certificate of Designations), then the redemption price will consist of an amount (which is payable, at the Company’s election, in cash or shares of Class A Common Stock) that is designed to compensate Preferred Stockholders for the remaining option value of, and certain unpaid accumulated dividends and any remaining future scheduled dividend payments on, the Series A Mandatory Convertible Preferred Stock.

The Series A Mandatory Convertible Preferred Stock will have voting rights with respect to certain amendments to the Company’s amended and restated certificate of incorporation or the Certificate of Designations, certain business combination transactions and certain other matters, subject to certain exceptions including if the Series A Mandatory Convertible Preferred Stock remains outstanding following such a transaction. However, Preferred Stockholders, as such, will not be entitled to vote on an as-converted basis with holders of Class A Common Stock on matters on which holders of Class A Common Stock are entitled to vote.

If accumulated dividends on the outstanding Series A Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the Series A Mandatory Convertible Preferred Stock and ending on, but excluding, August 1, 2025), whether or not consecutive (a “Dividend Non-Payment Event”), then, subject to certain restrictions, the Company will cause the authorized number of its directors to be increased by two and the Preferred Stockholders, voting together as a single class with the holders of each class or series of “Voting Parity Stock” (as defined in the Certificate of Designations), if any, will have the right to elect two directors (the “Preferred Stock Directors”) to fill such two new directorships at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose). However, as a condition to the election of any such Preferred Stock Director, such election must not cause the Company to violate any rule of the New York Stock Exchange or any other securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent (such condition, the “Director Qualification Requirement”).

At any time, each Preferred Stock Director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Series A Mandatory Convertible Preferred Stock and such Voting Parity Stock. During the continuance of a Dividend Non-Payment Event, subject to the Director Qualification Requirement, a vacancy in the office of any Preferred Stock Director (other than vacancies before the initial election of the Preferred Stock Directors in connection with such Dividend Non-Payment Event) may be filled by the remaining Preferred Stock Director or, if there is no remaining Preferred Stock Director or such vacancy resulted from the removal of a Preferred Stock Director, by the affirmative vote of the Preferred Stockholders, voting together as a single class with the holders of any Voting Parity Stock with similar voting rights that are then exercisable, representing a majority of the combined voting power of the Series A Mandatory Convertible Preferred Stock and such Voting Parity Stock.

If, following a Dividend Non-Payment Event, all accumulated and unpaid dividends on the outstanding Series A Mandatory Convertible Preferred Stock have been paid in full, then the right of the Preferred Stockholders to elect two Preferred Stockholders will terminate. Upon the termination of such right with respect to the Series A Mandatory Convertible Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of each person then serving as a Preferred Stock Director will immediately and automatically terminate and the authorized number of the Company’s directors will automatically decrease by two.

The foregoing description of the terms of the Series A Mandatory Convertible Preferred Stock and the Certificate of Designations in this Item 3.03 does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations and the form of certificate representing the Series A Mandatory Convertible Preferred Stock, which are attached hereto as Exhibits 3.1 and 4.1, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.03.

Item 8.01	Other Events.

In connection with the Offering, on April 30, 2025, the Company and Shift4 Payments, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 10,000,000 shares of Series A Mandatory Convertible Preferred Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,250,000 shares of Series A Mandatory Convertible Preferred Stock, which the Underwriters exercised in full on May 1, 2025. The Offering closed on May 5, 2025.

The Underwriting Agreement contains certain customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any securities of the Company or Shift4 Payments, LLC that are substantially similar to the Common Stock, the Series A Mandatory Convertible Preferred Stock, or common units of Shift4 Payments, LLC for 90 days after April 30, 2025 without first obtaining the written consent of Goldman Sachs & Co. LLC. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering was made pursuant to a shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025 (Registration No. 333-286840), a base prospectus, dated April 30, 2025, included as part of the registration statement and a prospectus supplement, dated April 30, 2025 and filed with the SEC on April 30, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the following: the consummation of the proposed merger; our ability to integrate Global Blue into our business successfully or realize the anticipated synergies and related benefits of the proposed merger; the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions, dispositions and other strategic transactions; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches and/or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security and marketing across different markets where we conduct our business; our ability to comply with a variety of laws and regulations, including those relating to financial services, anti-money laundering, anti-bribery, sanctions, and counter-terrorist financing, consumer protection, and cryptocurrencies in various jurisdictions where we conduct our business; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business; and the significant influence Jared Isaacman, our CEO and founder, has over us, including control over decisions that require the approval of stockholders. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our other filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this report and in the Company’s other periodic filings. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 30, 2025, among Shift4 Payments, Inc., Shift4 Payments, LLC and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

3.1	Certificate of Designations of 6.00% Series A Mandatory Convertible Preferred Stock.

4.1	Form of 6.00% Series A Mandatory Convertible Preferred Stock (included in Exhibit 3.1)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Dated: May 5, 2025

	By:	/s/ Jordan Frankel
	Name:	Jordan Frankel
	Title:	General Counsel and Secretary